Exhibit 10.4

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AND LIMITED CONSENT

This Second Amendment to Amended and Restated Credit Agreement and Limited Consent dated as of August 2, 2017 (this “Amendment”) is among (a) Nine Energy Service, Inc., a Delaware corporation (“US Borrower” or the “Company”), (b) Nine Energy Canada, Inc., a corporation organized under the laws of the Province of Alberta, Canada (“Canadian Borrower”; together with the US Borrower, the “Borrowers”), (c) each of the Guarantors party hereto (the “Guarantors”), (d) each of the Lenders party hereto (the “Lenders”), (e) HSBC Bank USA, N.A., as US Administrative Agent and as US Issuing Lender (f) HSBC Bank Canada, as Canadian Issuing Lender and as Canadian Administrative Agent and (g) Wells Fargo Bank, National Association, as Swingline Lender.

WHEREAS, the Borrowers, the Lenders, US Administrative Agent and US Issuing Lender, Canadian Administrative Agent and Canadian Issuing Lender and the Swingline Lender entered into that certain Amended and Restated Credit Agreement dated June 30, 2014, as amended by that certain First Amendment to Amended and Restated Credit Agreement and US Pledge and Security Agreement dated May 13, 2016 (as amended hereby and as from time to time further amended, modified, supplemented, restated or amended and restated, the “Credit Agreement”); and

WHEREAS, the US Borrower intends to sell shares of its common stock in exchange for cash proceeds pursuant to the Equity Transactions (defined below) and intends to deposit the cash proceeds of the Equity Transactions into the Equity Proceeds Account (defined below), such proceeds to be used by the US Borrower for working capital and other general corporate purposes; and

WHEREAS, the Borrowers have requested that (i) the Lenders agree to consent to the US Borrower’s noncompliance with certain provisions of the Credit Agreement and the Loan Documents that require a pledge of the Equity Proceeds Account and (ii) the US Administrative Agent, the Canadian Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement;

WHEREAS, the US Administrative Agent, the Canadian Administrative Agent and the Lenders are willing to do so subject to the terms and conditions set forth herein, provided that the Borrowers and Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.    Certain Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.    Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions therein in proper alphabetical order:

“Combination” means the transactions contemplated by that certain Combination Agreement dated February 3, 2017 by and among the US Borrower, Beckman Production Services, Inc., a Delaware corporation (“Beckman”) and Beckman Merger Sub, Inc., a Delaware corporation, pursuant to which Beckman became a wholly owned subsidiary of the US Borrower.

“Equity Transactions” means the sales of common Equity Interests of the US Borrower pursuant to a rights offering and/or the exercise of certain warrants issued by the US Borrower.

“Equity Proceeds Account” means a segregated deposit account of the US Borrower containing the cash proceeds from the Equity Transactions.

“Excess Cash” means any cash or cash equivalents of the Company or its Restricted Subsidiaries that, when taken as a whole, are in excess of $7,500,000 at any time; provided that the following cash or cash equivalents of the Company and its Restricted Subsidiaries shall not be deemed to be “Excess Cash”: (a) any cash or cash equivalents of the Company or any Restricted Subsidiary in any deposit account or securities account used exclusively for funding accrued payroll, payroll taxes, withheld income or other taxes and other employee wage and benefit payments to or for the benefit of the Company’s or a Restricted Subsidiary’s employees, (b) any cash or cash equivalents in any Cash Collateral Account, (c) any cash or cash equivalents of the Company or any Restricted Subsidiary constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits, (d) any cash to be used to pay obligations of the Company or any Restricted Subsidiary then due and owing to unaffiliated third parties and for which the Company or a Restricted Subsidiary has issued checks or has initiated wires or ACH transfers in order to pay such obligations (or will, within three (3) Business Days thereafter, issue checks or initiate wires or ACH transfers in order to pay such obligations), (e) cash or cash equivalents of the Company or any Restricted Subsidiary held by a third party in escrow or trust pending litigation or other settlement claims and (f) any cash or cash equivalents in the Equity Proceeds Account.

“Second Amendment Effective Date” means August 2, 2017.

3.    Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety, respectively, to read as follows:

“Leverage Ratio” means, as of each fiscal quarter end, the ratio of (a) the Funded Debt as of the last day of such fiscal quarter to (b) EBITDA for the four quarter period then ended; provided, that for the purposes of determining the Leverage Ratio for the fiscal quarters ending September 30, 2017, December 31, 2017, and March 31, 2018, EBITDA shall be deemed to equal EBITDA for the one quarter period ending September 30, 2017 multiplied by 4, EBITDA for the two quarter period ending December 31, 2017 multiplied by 2, and EBITDA for the three quarter period ending March 31, 2018 multiplied by 4/3, respectively.

“Maturity Date” means the earlier of (a) May 31, 2018 or (b) the earlier termination in whole of the Commitments pursuant to Section 2.1(d) or Article VII.

4.    Amendment to Section 1.1 of the Credit Agreement. The definition of “EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended by modifying clause (d) thereof to read in its entirety as follows:

(d)    to the extent deducted in determining such consolidated Net Income for such period, any cash charges or other expenses incurred in connection with the Transactions, the Combination and the Offering (whether or not consummated) during such period;

5.    Amendment to Section 2.7(c) of the Credit Agreement. Section 2.7(c)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)    Upon the receipt by any Credit Party of any United States, state or local tax refunds resulting from or arising out of net operating losses of the US Borrower, US Borrower shall immediately prepay Advances in an amount equal to one hundred (100%) percent of such refund. All prepayments required to be made under this clause (iv) shall be applied first to prepay Term Loan Advances in reduction of scheduled repayments of Term Loans to be made pursuant to Section 2.8(b) in inverse order of maturity; second to repay US Advances (including Swingline Loans) without a corresponding reduction in the US Commitment and third to cash collateralize outstanding US Letter of Credit Exposure; provided, that with respect to the income tax refund for the fiscal year 2016, such refund shall be applied first to prepay the scheduled repayments of the Term Loan Advances payable on September 30, 2017 and December 31, 2017 and second to prepay the remaining scheduled repayments of Term Loan in inverse order of maturity.

6.    Amendment to Section 3.2 of the Credit Agreement. Section 3.2 of the Credit Agreement is hereby amended by adding a new clause (c) thereof to read in its entirety as follows:

(c)    No Excess Cash. As of the date of each Borrowing, Credit Extension or reallocation, the Borrower and its Restricted Subsidiaries shall not have any Excess Cash immediately prior to or after giving effect such Borrowing, Credit Extension or reallocation, in each case determined after giving effect to the use of proceeds from such Borrowing, Credit Extension or reallocation (as certified by the Company, to the extent applicable, in the applicable Notice of Borrowing or Letter of Credit Application) on or within five (5) Business Days following the date of such Borrowing, Credit Extension or reallocation.

7.    Amendment to Section 5.2 of the Credit Agreement. Section 5.2 of the Credit Agreement is hereby amended by adding a new clause (r) thereof to read in its entirety as follows:

(r)    Monthly Liquidity Reports. The Company shall provide to the US Administrative Agent as soon as available, but in any event within 10 days after the end of each calendar month of the Company, a report on the cash and cash equivalents of the US Borrower and its Subsidiaries on a consolidated basis as of the end of such calendar month.

8.    Amendment to Section 5 of the Credit Agreement. Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.10 thereof to read in its entirety as follows:

Section 5.10    Equity Transactions. No later than September 30, 2017, the US Borrower shall have received cash proceeds from the Equity Transactions in an aggregate amount not less than $12,500,000 which have been deposited in the Equity Proceeds Account and may be used by the US Borrower and its Subsidiaries for working capital and other general corporate purposes, including Investments in Beckman in accordance with this Agreement; provided that not less than $10,000,000 of such cash proceeds shall be used by the Credit Parties and not invested in Beckman.

9.    Amendment to Section 6.16 of the Credit Agreement. Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Leverage Ratio. US Borrower shall not permit the Leverage Ratio as of the last day of each fiscal quarter, commencing with the quarter ending September 30, 2017, to be more than (a) 4.50 to 1.00 for each fiscal quarter ending on or prior to December 31, 2017 and (b) 3.50 to 1.00 for each fiscal quarter ending on or after March 31, 2018.

10.    Amendment to Section 6.17 of the Credit Agreement. Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Fixed Charge Coverage Ratio. US Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of each fiscal quarter, commencing with the quarter ending March 31, 2017, to be less than (a) 1.00 to 1.00 for each fiscal quarter ending on or prior to June 30, 2017, (b) 1.25 to 1.00 for each fiscal quarter ending on or prior to December 31, 2017 and (c) 1.50 to 1.00 for each fiscal quarter ending on or after March 31, 2018. For the avoidance of doubt, any prepayment of Term Loan Advances pursuant to Section 2.7(c) prior to the fiscal quarter in which such Term Loan Advances were scheduled to be paid shall not be included as Fixed Charges until the fiscal quarter in which such Term Loan Advances were scheduled to be paid.

11.    Amendment to Section 6.18 of the Credit Agreement. Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Capital Expenditures. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, cause the aggregate Capital Expenditures (other than Equity Funded Capital

Expenditures and Capital Expenditures that constitute a Permitted Acquisition) expended by the US Borrower or any of its Restricted Subsidiaries to exceed $6,000,000 for the fiscal year ending 2016, $20,000,000 for the fiscal year ending 2017 and $10,000,000 for the fiscal year ending 2018.

12.    Amendment to Section 6.21 of the Credit Agreement. Section 6.21 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Minimum EBITDA. US Borrower will not permit EBITDA, measured as of the last day of each fiscal quarter for the four quarter period then ended, to be less than (i) $17,700,000 for the fiscal quarter ending March 31, 2016, (ii) $9,100,000 for the fiscal quarter ending June 30, 2016, (iii) $2,400,000 for the fiscal quarter ending September 30, 2016, (iv) ($1,000,000) for the fiscal quarter ending December 31, 2016, (v) $8,000,000 for the fiscal quarter ending March 31, 2017, (vi) $14,300,000 for the fiscal quarter ending June 30, 2017, (vii) $15,000,000 for the fiscal quarter ending September 30, 2017, (viii) $17,000,000 for the fiscal quarter ending December 31, 2017, and (ix) $19,000,000 for the fiscal quarter ending March 31, 2018.

13.    Amendment to Section 7.1(c) of the Credit Agreement. Section 7.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(a), Section 5.10 or Article VI of this Agreement or the corresponding covenants in any Guaranty; provided, however that any Event of Default under Section 6.16 or Section 6.17 is subject to cure as contemplated by Section 7.7 below; or (ii) any breach by any Credit Party of any other covenant or agreement contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty days after the earliest of (A) the date any Responsible Officer of the US Borrower has actual knowledge of such breach, (B) the date any Executive Officer of any Restricted Subsidiary has actual knowledge of such breach, and (C) the date written notice thereof shall have been given to any Borrower by any Lender Party;

14.    Amendment to Section 7.7(c) of the Credit Agreement. Section 7.7(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)    In each period of four fiscal quarters following the Second Amendment Effective Date, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.7 is made. Furthermore, the US Borrower may not utilize more than three cures provided in this Section 7.7 during the term hereof.

15.    Amendment to Section 9.2(k) of the Credit Agreement. Section 9.2(k) of the Credit Agreement is hereby amended by adding a new clause (k) thereof to read as follows:

(k)    no amendment, waiver, or consent shall, unless in writing and signed by all Lenders, modify the requirement of Section 5.10.

16.    Limited Consent. Subject to the terms and conditions set forth herein, the Lenders hereby agree that (a) the Equity Proceeds Account shall not constitute Collateral nor be subject to a control agreement and (b) notwithstanding any contrary provisions of the Credit Agreement or any Loan Document, the Lenders waive any requirement that the US Borrower grants a security interest in the Equity Proceeds Account; provided that (x) the cash proceeds of the Equity Proceeds Account are used in accordance with the Credit Agreement as amended hereby and (y) any asset acquired by the Credit Parties with the proceeds of the Equity Proceeds Account shall constitute Collateral. The consent granted in the foregoing sentence is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby and shall not in any manner create a course of dealing or otherwise impair the future ability of the US Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document, with respect to any matter other than those specifically and expressly agreed in this Section 15.

17.    Conditions Precedent. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

(a)    the US Administrative Agent and the Canadian Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrowers, the Guarantors and all Lenders.

(b)    the US Administrative Agent shall have received the favorable written opinion of Vinson & Elkins LLP, special counsel to the Credit Parties, covering such matters relating to the this Amendment and the Loan Documents as the US Administrative Agent shall reasonably request and in form and substance satisfactory to the US Administrative Agent. The Borrowers hereby request such counsel to deliver such opinions.

(c)    the US Administrative Agent shall have received a certificate signed by a Responsible Officer of the US Borrower certifying that (A) after giving effect to the Amendment, the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsection (a) of Section 4.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.2 of the Credit Agreement; and (B) no Default or Event of Default exists and is continuing.

(d)    all fees and expenses payable to the US Administrative Agent, the Canadian Administrative Agent and the Lenders (including the reasonable fees and expenses of counsels to the US Administrative Agent and the Canadian Administrative Agent) invoiced prior to this date shall have been paid in full.

(e)    the US Administrative Agent shall have received such other documents as the US Administrative Agent or special counsel to the US Administrative Agent may reasonably request.

18.    Ratification and Reaffirmation. Each of the Borrowers and Guarantors hereby ratifies and reaffirms all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders, the US Administrative Agent or the Canadian Administrative Agent created by or contained in any of such documents nor are the Borrowers nor Guarantors released from any covenant, warranty or obligation created by or contained herein or therein, except as amended or modified by this Amendment.

19.    Representations and Warranties. Each of the Borrowers and Guarantors hereby represents and warrants to the Lenders, the US Administrative Agent and the Canadian Administrative Agent that (a) this Amendment has been duly executed and delivered on behalf of each of such Borrower or Guarantor, (b) this Amendment constitutes a valid and legally binding agreement enforceable against each of the Borrowers and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects as of such specific date, (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan

Document, (e) the Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and each such Person has executed and delivered a guaranty agreement; and (f) the execution, delivery and performance of this Amendment has been duly authorized by such Borrower and Guarantor.

20.    Release and Indemnity.

(a)    Each of the Borrowers and Guarantors hereby releases and forever discharges the US Administrative Agent, the Canadian Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, parents, subsidiaries, affiliates, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, including, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrower INCLUDING ANY SUCH CLAIMS CAUSED BY THE ACTIONS OR NEGLIGENCE OF THE INDEMNIFIED PARTY (OTHER THAN ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT) which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the effective date of this Amendment (i) arising directly or indirectly out of the Loan Documents, or any other documents, or instruments relating thereto and/or (ii) relating directly or indirectly to all transactions by and between such Borrowers and/or Guarantors or their representatives and the US Administrative Agent, the Canadian Administrative Agent, and each of the Lender or any of their respective directors, officers, parents, subsidiaries, affiliates, agents, employees, attorneys or other representatives.

(b)    Each of the Borrowers and Guarantors hereby ratifies and reaffirms the indemnification provisions contained in the Loan Documents, as applicable, including, without limitation, Section 9.1 of the Credit Agreement, and agrees that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

21.    Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

22.    Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to such state’s conflict of laws rules that would result in the application of the laws of a different jurisdiction.

23.    Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AS MAY BE AMENDED HEREBY AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED as of the date first above written.

US BORROWER AND GUARANTOR:

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

CANADIAN BORROWER:

NINE ENERGY CANADA INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

GUARANTORS:

CDK PERFORATING, LLC, a Delaware limited liability company

NORTHERN STATES COMPLETIONS, INC. a Delaware corporation

PEAK PRESSURE CONTROL, LLC a Texas limited liability company

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

NINE ENERGY SERVICE, LLC a Delaware limited liability company

CDK PERFORATING HOLDINGS, INC., a Delaware corporation

CDK INTERMEDIATE, LLC, a Delaware limited liability company

DAK-TANA WIRELINE, LLC a Delaware limited liability company

CREST PUMPING TECHNOLOGIES, LLC a Delaware limited liability company

NINE DOWNHOLE TECHNOLOGIES, LLC a Delaware limited liability company

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Office, Secretary

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

US ADMINISTRATIVE AGENT:

HSBC BANK USA, N.A.

By:	/s/ Nimish Pandey
Name:	Nimish Pandey
Title:	Officer, Transaction Manager

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

US ISSUING BANK AND A LENDER:
HSBC BANK USA, N.A.

By:	/s/ Thomas L. Nolan
Name:	Thomas L. Nolan
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

CANADIAN ADMINISTRATIVE AGENT:
HSBC BANK CANADA

By:	/s/ Cameron Bailey
Name:	Cameron Bailey
Title:	Assistant Vice President, Loan Management Unit

By:	/s/ Vikas Upadhyay
Name:	Vikas Upadhyay
Title:	Assistant Vice President, Credit Approval

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

CANADIAN ISSUING LENDER AND A LENDER:
HSBC BANK CANADA

By:	/s/ Cameron Bailey
Name:	Cameron Bailey
Title:	Assistant Vice President, Loan Management Unit

By:	/s/ Vikas Upadhyay
Name:	Vikas Upadhyay
Title:	Assistant Vice President, Credit Approval

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

SWINGLINE BANK AND A LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Katherine Scalzo
Name:	Katherine Scalzo
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
ZB, N.A. DBA AMEGY BANK

By:	/s/ Rachel Pletcher
Name:	Rachel Pletcher
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas Okamoto
Name:	Thomas Okamoto
Title:	Authorized Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
BANK OF AMERICA, N.A.

By:	/s/ Anthony D. Healey
Name:	Anthony D. Healey
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
IBERIABANK

By:	/s/ Chris Rios
Name:	Chris Rios
Title:	Assistant Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
THE BANK OF NOVA SCOTIA

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]

LENDER:
REGIONS BANK

By:	/s/ Bryan L. Cheek
Name:	Bryan L. Cheek
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement and Limited Consent]